UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     July 28, 2015

Presidential Realty Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-8594	13-1954619
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1430 Broadway, Suite 503, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (914) 948-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 1.02	Termination of a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 28, 2015, Palmer-Mapletree LLC, a Delaware limited liability company (“Palmer-Mapletree”) and wholly-owned subsidiary of Presidential Realty Corporation (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with Natixis Real Estate Capital LLC (the “Lender”) in the principal amount of $1,750,000.00 (the “Loan”) in order to refinance the Palmer-Mapletree’s Mapletree Industrial Center located in Palmer, Massachusetts (the “Mapletree Property”). The Loan replaces Palmer-Mapletree’s prior loan agreement and mortgage on the Mapletree Property (the “Prior Loan”) which was entered into on June 8, 2012. Palmer-Mapletree refinanced the Prior Loan in favor of the terms and conditions of the Loan. Accordingly, the Prior Loan was satisfied on July 28, 2015.

The Loan matures on August 5, 2025 (the “Maturity Date”). From and after the date of the Loan Agreement, interest on the unpaid principal amount of the Loan accrues at a rate of 6.031% per annum. Payments are made by Palmer-Mapletree on the 5th day of each calendar month until maturity and include monthly debt service based on the interest rate and amortization. The Loan is evidenced by a Promissory Note dated as of July 28, 2015 (the “Promissory Note”) in the amount of the Loan.

Pursuant to the Loan Agreement and Promissory Note, Palmer-Mapletree entered into a Mortgage, Assignment of Leases and Rents and Security Agreement dated as of July 28, 2015 (the “Mortgage”) to the Lender to secure the payment of the Promissory Note and all sums which may become due in connection with the Loan. Under the Mortgage, Palmer-Mapletree irrevocably mortgages and grants a security interest, to and in favor of the Lender.

Under the Loan Agreement, upon the occurrence of any of the following events, among others, or anytime thereafter, the Lender may take such action, without notice or demand, that it deems advisable to protect and enforce its rights under the Loan Agreement, including declaring the Loan (including unpaid interest, together with any late payment charges, yield maintenance premiums or other amounts owed to the Lender under the Loan Agreement) to be immediately due and payable:

a)	the monthly debt service payment or other material amounts under the Loan Agreement are not paid when due, all amounts due on the Maturity Date are not paid when due or any other portion of the Loan is not paid within ten business days after notice to Palmer-Mapletree;
b)	any taxes are not paid prior to delinquency (subject to the right to contest such taxes);
c)	Palmer-Mapletree’s insurance policies are not kept in full force and effect, or are not delivered to Lender within ten days after written notice from Lender upon request;
d)	Palmer-Mapletree or the Company, as applicable, makes a transfer other than as permitted by the Loan Agreement;
e)	any representation or warranty made in the Loan Agreement or any related document is found to be false or misleading in any material respect as of the date the representation or warranty was made;
f)	any material covenant contained in the Loan Agreement is breached;
g)	except as expressly permitted under the Loan Agreement, the actual alteration, improvement, demolition or removal of all or any of portion of the improvements on the Mapletree Property without the prior written consent of Lender or the physical waste of any portion of the Mapletree Property;
h)	any other type of event of default as defined or described the Loan Agreement or any related document occurs; or any other event occurs or condition exists, if the effect of such event or condition is to accelerate or to permit Lender to accelerate the maturity of any portion of the Loan;
i)	a default occurs under any term, covenant or provision set forth in the Loan Agreement or any related document which specifically contains a notice requirement or grace period and such notice has been given and such grace period has expired;
j)	a default is continuing under any of the other terms, covenants or conditions of the Loan Agreement or any related document, for ten business days after written notice to Palmer-Mapletree (or the Company, if applicable) from Lender, in the case of any default which can be cured by the payment of a sum of money, or for thirty days after written notice from Lender in the case of any other default; provided, however, that if such non–monetary default is susceptible of cure but cannot reasonably be cured within such thirty day period, and Palmer-Mapletree (or the Company, if applicable) shall have commenced to cure such default within such thirty day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty day period shall be extended for an additional period of time as is reasonably necessary for Palmer-Mapletree (or the Company, if applicable) in the exercise of due diligence to cure such default, such additional period not to exceed sixty days; or
k)	Palmer-Mapletree Borrower fails to comply fully, completely and timely with the covenants and agreements set forth in the Loan Agreement for ten business days after written notice from Lender to Palmer-Mapletree.

Upon the occurrence of any of the following events, the Loan (including unpaid interest, together with any late payment charges, yield maintenance premiums or other amounts owed to the Lender under the Loan Agreement) shall immediately and automatically become due and payable, without notice or demand:

a)	Palmer-Mapletree or the Company makes an assignment for the benefit of creditors or is generally not paying its debts as they become due; or
b)	(i) a receiver, liquidator or trustee is appointed for Palmer-Mapletree or the Company, (ii) Palmer-Mapletree or the Company is adjudicated bankrupt or insolvent, (iii) any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, is filed by or against, consented to, or acquiesced in by, Palmer-Mapletree or the Company, as the case may be or (iv) or any proceeding for the dissolution or liquidation of Palmer-Mapletree or the Company is instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Palmer-Mapletree or the Company, as the case may be, only upon the same not being discharged, stayed or dismissed within sixty (60) days.

As a condition to the Lender’s making the Loan, the Lender has required that the Company, as sole member of Palmer-Mapletree, execute and deliver to Lender a Guaranty of Recourse Obligations (the “Guaranty”) pursuant to which the Company has guaranteed to the Lender the full, prompt and complete payment of all obligations under the Loan Agreement, Promissory Note, Mortgage and any ancillary documents required thereby (collectively, the “Loan Documents”) in the case of certain actions by Palmer-Mapletree, including the following, among others:

a)	fraud or intentional material misrepresentation by Palmer-Mapletree or the Company;
b)	the willful misconduct of the Company;
c)	the breach of any representation, warranty, covenant or indemnification under the Loan Documents concerning environmental laws or hazardous substances;
d)	intentional physical waste or after an event of default, the removal or disposal of any material portion of the Mapletree Property in violation of the Loan Documents;
e)	the misapplication or conversion by Palmer-Mapletree of any Proceeds paid by reason of any insured casualty, any award received in connection with a condemnation, or any rents, refund of taxes;
f)	failure to pay charges for labor or materials or other charges that can create liens on any portion of the Mapletree Property;
g)	any security deposits collected with respect to the Mapletree Property which are not delivered to Lender upon a foreclosure; and
h)	an act of any of Palmer-Mapletree or the Company which hinders, delays or interferes with Lender’s enforcement of its rights under the Loan Documents or the realization of the collateral.

Additionally, upon the following events, among others, the Company is required to guaranty Palmer-Mapletree’s payments:

a)	Palmer-Mapletree or the Company, as applicable, makes a transfer other than as permitted under the Loan Agreement;
b)	a breach of certain covenants set forth in Loan Agreement shall have occurred and as a result thereof there is a substantive consolidation of the assets of Palmer-Mapletree with those of another person; or
c)	the occurrence of any bankruptcy event or Palmer-Mapletree or the Company, as applicable, is unable to pay its debts generally as they become due.

Under the Guaranty, the Company agrees to indemnify the Lender from and against any losses the Lender may suffer as a result of any of the foregoing events or actions of Palmer-Mapletree.

The foregoing descriptions of the Loan Agreement, Promissory Note, Mortgage and Guaranty are qualified by reference to the corresponding exhibits hereto.

The net proceeds of the Loan were used (i) to repay the existing mortgage loan on the property in the amount of $934,793, inclusive of interest and principal; and (ii) $123,757 was set aside for capital improvements and reserves for the Mapletree Property. The remainder of $585,125 is available as general working capital.

Additionally, pursuant to the amendments dated May 14, 2015 to employment agreements (the “Amendments”) with three of the Company’s former officers (the “Prior Officers”), as previously disclosed, the Company has agreed to pay an aggregate settlement amount of $150,000 to the Prior Officers.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Amendments, on July 28, 2015 the Company granted options to the Prior Officers pursuant to the terms of Option Agreements dated July 28, 2015 with the Prior Officers. The Option Agreements provide that upon an underwritten registered public offering of equity securities of the Company with gross proceeds of not less than twenty million dollars ($20,000,000) (a “Secondary Offering”), each Prior Officer will be issued the number of shares of common stock equal to (a) the aggregate amount released by such Prior Officer divided by (b) the price per share established pursuant to the Secondary Offering of the Company. This issuance is not registered under the Securities Act of 1933, as amended (the “Securities Act”). The grant of the options is not a “public offering” as defined in Section 4(a)(2) of the Securities Act due to the insubstantial number of persons involved, size of the issuance, manner of the issuance and number of securities issued. In addition, the Prior Officers have the necessary investment intent as required by Section 4(a)(2) because they have agreed to receive share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act for this transaction.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Loan Agreement dated as of July 28, 2015 between Palmer-Mapletree LLC and Natixis Real Estate Capital LLC
10.2	Promissory Note dated as of July 28, 2015, by Palmer-Mapletree LLC in favor of Natixis Real Estate Capital LLC
10.3	Mortgage, Assignment of Leases and Rents and Security Agreement dated as of July 28, 2015, by Palmer-Mapletree LLC to Natixis Real Estate Capital LLC
10.4	Guaranty of Recourse Obligations dated as of July 28, 2015, by Presidential Realty Corporation in favor of Natixis Real Estate Capital LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESIDENTIAL REALTY CORPORATION

Date: August 3, 2015	By:	/s/ Alexander Ludwig
Alexander Ludwig
President

EXHIBITS

Exhibit No.	Description

10.1	Loan Agreement dated as of July 28, 2015 between Palmer-Mapletree LLC and Natixis Real Estate Capital LLC
10.2	Promissory Note dated as of July 28, 2015, by Palmer-Mapletree LLC in favor of Natixis Real Estate Capital LLC
10.3	Mortgage, Assignment of Leases and Rents and Security Agreement dated as of July 28, 2015, by Palmer-Mapletree LLC to Natixis Real Estate Capital LLC
10.4	Guaranty of Recourse Obligations dated as of July 28, 2015, by Presidential Realty Corporation in favor of Natixis Real Estate Capital LLC